UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 21, 2012

NEULION, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-53620	98-0469479
(Commission File Number)	(IRS Employer Identification No.)

1600 Old Country Road, Plainview, NY	11803
(Address of Principal Executive Offices)	(Zip Code)

(516) 622-8300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01              Changes in Registrant’s Certifying Accountant

On June 21, 2012, NeuLion, Inc. (the “Company”) dismissed Ernst & Young LLP (“E&Y”) as its independent registered public accounting firm.

The audit reports of E&Y on the Company’s financial statements for each of the past two fiscal years ended December 31, 2011, and 2010, contained no adverse opinions or disclaimers of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two most recent fiscal years and through the date of this report, the Company has had no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused it to make reference to the subject matter of such disagreements in its report on the Company’s financial statements for such periods.

During the two most recent fiscal years and through the date of this report, there have been no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K adopted by the Securities and Exchange Commission (the “SEC”).

The Company provided E&Y with a copy of this Form 8-K prior to its filing with the SEC and requested E&Y to furnish a letter addressed to the SEC stating whether it agrees with the above statements made by the Company.  A copy of such letter is attached as Exhibit 16.1 to this Form 8-K.

The reason for the Company’s decision, which was made with the approval of its Audit Committee, to change its independent registered public accounting firm was to attempt to reduce the expenses that the Company, as a relatively small public company, has been incurring in connection with the annual audits and quarterly reviews of the Company’s financial statements, and the preparation of the Company's tax returns.

The Company is in the process of engaging a new independent registered public accounting firm.

Item 9.01              Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

16.1	Letter, dated June 22, 2012, from Ernst & Young LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEULION, INC.

Date: June 22, 2012	By:	/s/ Roy E. Reichbach
		Name:	Roy E. Reichbach
		Title:	General Counsel and Corporate Secretary